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[TRANSLATED FROM THE HEBREW]

                             MEMORANDUM OF UNDERSTANDING


BETWEEN:      ZORAN MICRO-ELECTRONICS LTD

              (hereinafter referred to as "Zoran")

AND:          IBM ISRAEL LTD

              (hereinafter referred to as "IBM")


1.  BACKGROUND

    1.1 IBM was in negotiations with PST to rent by way of a sub-tenancy an area of 1,646 square metres situated in building 30 at Matam which is divided in the following manner:

         1,342 square metres on the 5th floor of the building (hereinafter referred to as "F5);

         304 square metres on the ground floor in building 30 (hereinafter referred to as "GF").

         (For the purposes of this memorandum of understanding, F5 and GF are hereinafter referred to as "building 30".)

    1.2 Zoran presently rents the 5th floor of building 8/1 in Matam. This building cupied on its other floors by IBM's offices.


    1.3 The parties wish to exchange the rented areas such that Zoran shall rent building 30 directly from Matam and IBM shall rent the 5th floor in building 8/1 directly from Matam as well.

    1.4 Matam is prepared to allow the exchange of the premises subject to the terms and conditions that shall be determined between it and each of the parties separately and subject to the consents which the parties shall reach inter se.

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2.  DELIVERY

    Zoran shall deliver the 5th floor in building 8/1 to IBM within 14 days of the date on which it shall receive possession of F5 (hereinafter referred to as "the delivery date").

    Zoran shall give notice to IBM of the estimated delivery date immediately upon receiving Matam's notice of the delivery date of F5 to it (hereinafter referred to as "the notice").


3.  PAYMENTS

    3.1 IBM shall pay the rent for building 30 until 30th June 1996 or until the delivery of F5 by Matam and the acceptance thereof by Zoran, whichever is the later, and Zoran shall pay the rent for the 5th floor in building 8/1 until 30th June 1996 or until building 30 is received by Zoran, whichever is the later.

    3.2 In addition to the rent particularised above, IBM shall pay Zoran an amount in NIS equal to US$ 140,000 (one hundred and forty thousand US dollars) for improvements in the premises which Zoran executed on the 5th floor in building 8/1. IBM shall also pay Zoran a supplementary amount to a maximum of $ 160,000 if the cost of the communications on the 5th floor in building 8/1 shall cost IBM less than $ 30,000. The supplement shall be the difference between $ 30,000 and the actual cost, if the cost shall be less than $ 30,000.

    3.3 IBM shall also pay Zoran an amount of $ 102,000 (one hundred and two thousand dollars) for furniture which Zoran shall sell it, less the depreciated value of the chairs which shall remain owned by Zoran and which it shall take with it.

         Zoran shall furnish IBM with a list of the equipment which it is selling IBM in the said agreed amount by 7th May 1996.

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4.  PAYMENT TERMS

    IBM shall effect the payments particularised in clause 3 upon the terms and conditions and at the times set forth below:

    4.1 The payments prescribed in sub-clauses 3.2 and 3.3 shall be paid within 30 days from the date of the tax invoice that shall be submitted to IBM by Zoran and after Zoran has received F5.



    4.2 The payments prescribed in sub-clause 3.1 shall be paid to Matam at the times prescribed in the agreements between IBM and them.

5.  FINISHING WORKS IN F5

    5.1 Within the context of the agreement between IBM and Matam, IBM undertook to execute, through Matam, finishing works in accordance with the specification annexed to this agreement as appendix "B".

    5.2 Zoran shall contribute to the finishing works expenses and shall pay Matam on account of such works an amount in NIS equal to $ 30,000 (thirty thousand US dollars) upon such terms and conditions and at such times as shall be determined with Matam.

    5.3 Matam shall bear any additional payment for the purposes of executing the finishing works in F5.

    5.4  Zoran shall bear the expenses of the finishing works in GF.


6.  SUSPENSORY CONDITIONS

    6.1 Zoran shall not be under a duty to delivery the 5th floor in building 8/1 to IBM prior to F5 being delivered to it.

    6.2 It is hereby expressly agreed that Zoran shall not be required to pay more than rent in respect of one property, that is to say: Zoran shall not be required to bear the payment of rent for F5 and the 5th floor in building 8/1. Insofar as Zoran shall be required to pay rent for F5, IBM shall bear the payment of the rent for the 5th floor in building 8/1 to Matam.

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    6.3  This memorandum of understanding shall come into effect subject to
         Matam, PST and Zoran signing their consents to the discussion summaries and the changes required in the various tenancy agreements so that they shall accord with the consents particularised in this agreement or insofar as the parties shall agree upon changes to the terms and conditions of this memorandum of understanding deriving from the discussion summaries and agreements with Matam and PST.


7.  DOLLAR

    A payment in this agreement relating to a US dollar shall be effected in shekels according to the representative rate of exchange of the shekel compared to the dollar at its rate on the date of actual payment, provided that the payment is effected prior to 11:00 hours on a day on which there are transactions in foreign currency.

    In any other case, the rate published on the business day immediately thereafter shall apply.



IN WITNESS WHEREOF WE HAVE SET OUR HANDS THIS 23RD DAY OF APRIL 1996


(Signed)                               (Signed)
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Zoran Micro-Electronics Ltd            IBM Israel Ltd

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